Exhibit 23.03

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 10, 2004, with respect to the consolidated financial statements and financial statement schedule of Homestore, Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ ERNST & YOUNG LLP

Los Angeles, California

March 12, 2004